                                                                   EXHIBIT 10.13



                          PLAN AND AGREEMENT OF MERGER

   PLAN AND AGREEMENT OF MERGER, dated as of May 31, 1998 (this "Agreement"), by and among:

   COLLEGIATE PACIFIC, INC., a Pennsylvania corporation ("CPI");

   VANTAGE PRODUCTS INTERNATIONAL, INC., a Tennessee corporation ("Company");
   and

   CARY W. BAWCUM ("Bawcum"), STANLEY GRABER ("Graber"), FRANK A. JONES ("Jones") and JOEL W. BROWN ("Brown"), such persons being the sole stockholders (collectively "Stockholders"; individually, a "Stockholder") of the Company.

                                    RECITALS

A. Stockholders are the record and beneficial owners of all of the issued and outstanding capital stock of the Company, consisting of 1,200 shares of common stock, no par value (the "Company Common Stock").

B. For good and sound reasons germane to the business of the parties hereto, CPI and the Company believe it to be in the best interests of such corporations and their respective shareholders for the Company to be merged with and into CPI with the Stockholders receiving shares of voting common stock of CPI, par value $0.01 per share ("CPI Common Stock") in exchange for the Company Common Stock (the "Merger"), all upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS

   THEREFORE, in consideration of the foregoing Recitals (which comprise a part of this Agreement), the mutual representations, warranties, covenants, and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which all parties mutually acknowledge, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                               THE PLAN OF MERGER

   SECTION 1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), in accordance with this Agreement and Pennsylvania and Tennessee law, the Company shall be merged with and into CPI pursuant to the Articles of Merger to be entered into by the Company and CPI in substantially the form attached hereto as Exhibit A (the "Articles of Merger"), the separate existence of the Company shall cease, and CPI shall continue as the
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surviving corporation under the corporate name it possesses immediately prior to the Effective Time. CPI, as at the Effective Time and thereafter, hereinafter may sometimes be referred to as the "Surviving Corporation."

   SECTION 1.2 Effect of the Merger. At the Effective Time, the effect of the Merger shall be that (i) the Surviving Corporation shall possess all the rights, privileges, powers and franchises possessed by each of CPI and the Company, (ii) all of the property and assets of whatsoever kind or description of each of CPI and the Company, and all debts due on whatever account to any of them, including subscriptions for shares or other choses in action belonging to any of them, shall be taken and be deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed, and (iii) the Surviving Corporation shall be responsible for and subject to all of the restrictions, liabilities and obligations of each of CPI and the Company, as provided by applicable law, in the same manner as if the Surviving Corporation had itself incurred such restrictions, liabilities or obligations; but the liabilities of CPI and the Company, or of their shareholders, directors or officers, shall not otherwise be affected, nor shall the rights of the creditors thereof, or of any persons dealing with such corporations be impaired, by the Merger, and any claim existing, or action or proceeding pending, by or against either of CPI or the Company may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against, or substituted, in place of CPI or the Company, as the case may be.

   SECTION 1.3 Consummation of the Merger. The Merger will be closed in accordance herewith (the "Closing") on that date (the "Closing Date") provided for hereinbelow, subject to the satisfaction or waiver of each condition set forth in Article VIII below. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of each of the Commonwealth of Pennsylvania and the State of Tennessee on the Closing Date appropriate Articles of Merger. The "Effective Time" shall be 5:00 p.m., Memphis, Tennessee time, on the date of such filing. The Closing will take place at 10:00 a.m., Memphis, Tennessee time, on the Closing Date, at the offices of the Company in Memphis, Tennessee, or at such other mutually agreeable time or place.

   SECTION 1.4 Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of CPI, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Pennsylvania law. The Bylaws of CPI, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Pennsylvania law. The directors and officers of CPI immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time until their successors are elected and qualified.

   SECTION 1.5 Merger Consideration; Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of CPI, the Company or the holder of any of the securities of such corporations:



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      (a) Merger Consideration. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive Three Hundred Thirty-Three and 1/3rd (333-1/3rd) shares of CPI Common Stock. Each of the Stockholders own three hundred (300) shares of Company Common Stock and, therefore, shall be entitled to one hundred thousand (100,000) shares of CPI Common Stock (the "Merger Consideration"); provided, however, that:

          (1) Ten percent (10%) of the shares of CPI Common Stock comprising a part of the Merger Consideration shall be retained in escrow by CPI (the "Escrow Shares") in accordance with the requirements of Article III of this Agreement.

          (2) If, after the date hereof and prior to the Effective Time, the shares of CPI Common Stock shall be subdivided, by reclassification, recapitalization, stock dividend, or otherwise, into a greater number of shares without the actual receipt by CPI of consideration (at least equal to book value) for the additional number of shares so issued, or the number of shares of CPI Common Stock shall be reduced, by reclassification, recapitalization, reduction of capital stock, or otherwise, or the outstanding shares of CPI Common Stock shall be reclassified or changed other than in such manner, then the number of shares of CPI Common Stock that each Stockholder shall be deemed to have the right to receive shall be adjusted accordingly to the nearest whole share of CPI Common Stock.

          (3) No fractional shares of CPI Common Stock shall be issued as part of the Merger.

      (b) Exchange of Shares. At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company with respect to shares of Company Common Stock issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of Company Common Stock are presented to CPI or its transfer agent, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.5(a).

      (c) Dissenters' Rights. But for their execution of this Agreement, the Stockholders would have the right to dissent from the transactions provided for in this Agreement and to receive a cash sum equal to the value of their shares of Company Common Stock determined in accordance with the laws of the State of Tennessee. Accordingly, by their execution of this Agreement, the Stockholders waive their dissenter rights as provided for in the Tennessee Business Corporation Act and acknowledge their receipt of a copy of the applicable provisions of said statutes as required thereby.

   SECTION 1.6 Exchange of Certificates. From and after the Effective Time, all certificates representing shares of Company Common Stock shall represent the right to receive shares of CPI Common Stock on the basis set forth above, upon the terms and conditions of this Agreement, subject to applicable abandoned property, escheat and similar laws. Upon delivery of certificates representing shares of Company Common Stock to CPI or its transfer agent, CPI





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

shall cause the transfer agent to issue certificates representing the requisite number of shares of CPI Common Stock for each share of Company Common Stock represented by the certificates therefor properly delivered. Notwithstanding the foregoing, neither CPI, its transfer agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any of the Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

   SECTION 1.7 Rights of Stockholders to Dividends. Holders of Company Common Stock at the Effective Time shall be entitled to receive, subject to applicable abandoned property, escheat and similar laws, payment of dividends declared by CPI subsequent to the Closing Date, but delivery of payment of such dividends will be required of CPI until such persons have delivered their certificates representing shares of Company Common Stock in exchange for certificates representing shares of CPI Common Stock in accordance with the provisions of
Section 1.6 above.

                                   ARTICLE II
                                   THE CLOSING

   SECTION 2.1 Closing; Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at a location mutually agreed upon by the Company and CPI, on May 8, 1998 or as soon as practicable after the satisfaction or waiver of the conditions set forth in
Article VIII, or at such other date not later than May 31, 1998 as CPI and Stockholders may agree. The date on which the Closing takes place is referred to as the "Closing Date."

   SECTION 2.2 Deliveries by CPI. CPI will deliver or cause to be delivered the following at Closing, and it will be a condition to the Company's and Stockholders' obligations under this Agreement that all of the following be delivered at Closing:

      (a) Employment Agreement. A fully executed counterpart of an Employment Agreement between CPI and Cary W. Bawcum in form and content agreed to by said parties and containing terms and conditions consistent with those set forth on Exhibit B annexed hereto.

      (b) Articles of Merger. A fully executed counterpart of the Articles of Merger in form and content as required by this Agreement.

      (c) Merger Consideration. Certificates for the shares of CPI Common Stock registered in the names of the Stockholders, with one (1) certificate delivered to each of the Stockholders evidencing ninety percent (90%) of the shares of CPI Common Stock to which such Stockholder is entitled, and one (1) certificate retained by CPI pursuant to the terms of Article III of this Agreement for the balance of such shares.

      (d) Resolutions. A copy of resolutions adopted and actions taken by CPI's




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


board of directors and/or shareholders, whichever thereof shall be required to authorize CPI's execution, delivery and performance of this Agreement, certified by CPI's chief executive officer and corporate secretary.

      (e) Cancelled Guarantee Agreements. The originals of guarantee agreements executed by any of the Stockholders marked "cancelled", or instruments cancelling same executed by the holders thereof, or (with the approval of the guarantor Stockholder) an indemnity by CPI holding such Stockholder harmless from any claims in respect to such guarantee. A list of those guarantee agreements which have been executed by any Stockholder is shown on SCHEDULE 2.2(e) delivered herewith.

      (f) Other. Such other documents and instruments as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

   SECTION 2.3 Deliveries By Company And Stockholders. Company and the Stockholders will deliver or cause to be delivered the following at Closing, and it will be a condition to CPI's obligations under this Agreement that all of the following be delivered at Closing:

      (a) Share Certificates. Certificates, with fully executed stock powers and signature guarantees, evidencing all of the Company Common Stock and any other documentation necessary or appropriate to effect the exchange of ownership thereof to CPI.

      (b) Employment Agreement. A fully executed counterpart of an Employment Agreement between CPI and Cary L. Bawcum in form and content agreed to by said parties and containing terms and conditions consistent with those set forth on Exhibit B annexed hereto.

      (c) Articles of Merger. A fully executed counterpart of the Articles of Merger in form and content as required by this Agreement.

      (d) Resignations. Resignations from all of the Company's directors.

      (e) Resolutions. A copy of resolutions adopted and actions taken by the Company's board of directors authorizing the Company's execution, delivery and performance of this Agreement, certified by the Company's chief executive officer and corporate secretary.

      (f) Stock Powers. A fully executed irrevocable stock power signed in blank as required to effect the pledge of the Escrow Shares as provided for in this Agreement.

      (g) Other. Such other endorsements, instruments, or documents as may be necessary to carry out the transactions contemplated hereby.





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

                                   ARTICLE III
                      INDEMNITY AND PLEDGE OF ESCROW SHARES

   SECTION 3.1 Indemnity. Subject to the limitations set forth herein, the Stockholders jointly and severally agree to, and do hereby, indemnify and hold harmless CPI from and against any and all liabilities, obligations, claims, damages, diminution in value, costs and expenses (including all court costs and reasonable attorneys fees) that CPI may suffer or incur as a result of any of the following (herein, an "Indemnified Loss"): (a) any obligation up to Sixty Thousand Dollars ($60,000) for taxes incurred by the Company in respect to, or based on, the importation by the Company prior to the Closing Date of baseball batting tunnels and their component parts and accessories to the United States of America, including interest, penalties, and additions to tax imposed with respect thereto (collectively "Import Duties"); and (b) any breach by the Company or the Stockholders of any representation or warranty set forth in
Article V hereof (herein, a "Breach").

      (a) Exculpation of Stockholders; Limitation of Remedies. Notwithstanding the foregoing, absent actual fraud, the personal liability of the Stockholders with respect to the foregoing indemnity and with respect to any Breach of the representations and warranties set forth in Article V of this Agreement shall be non-recourse and limited to the Escrow Shares having a "Collateral Value" equal to the amount of any Indemnified Loss suffered by CPI and, accordingly, the rights and remedies of CPI against any Stockholder with respect to any Breach or Import Duties shall be limited to the Escrow Shares; provided that no such limit on the rights and remedies of CPI shall exist in respect to any Indemnified Loss resulting from the fraud of any Stockholder or, regardless of intent, for the Breach by any Stockholder of Section 5.2 of this Agreement. For purposes hereof, the "Collateral Value" of the Escrow Shares shall be Two Dollars ($2.00) per share, such being the value per share of the CPI Common Stock used in calculating the Merger Consideration, plus any dividends, rights and other property issued in addition to, in substitution or exchange for, or on account of such Escrow Shares, and adjusted for any reclassification, recapitalization, stock dividend, stock split or other such act.

      (b) Period of Limitations. The foregoing indemnity shall expire: (a) with respect to any Indemnified Loss based on CPI's or the Company's incurring any Import Duties, on that date which is one (1) year after the Closing Date; and
(b) with respect to any Indemnified Loss based on a Breach by the Company or any Stockholder, on that date which is two (2) years after the Closing Date, provided that (A) any claim for Loss resulting from a Breach of the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5,
5.12 and 5.15 of this Agreement shall survive for the period of any applicable statute of limitations; and (B) such indemnity shall continue with respect to any claim by CPI in respect to any Indemnified Loss in respect of which it shall have given the Stockholders written notice prior to the date on which such indemnity would otherwise expire.

      (c) Threshold. No claim for any Indemnified Loss based on a Breach shall be actionable by CPI, and CPI shall not assert a claim based on any Breach resulting in an Indemnified Loss, unless the aggregate amount of all Indemnified Losses resulting from a Breach






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shall exceed the sum of Ten Thousand Dollars ($10,000); and, then, only to the extent such Indemnified Loss exceeds that amount.

   SECTION 3.2 Pledge of Escrow Shares. As collateral security for any Indemnified Loss, the Stockholders agree that, at Closing, CPI may retain the Escrow Shares from the shares of CPI Common Stock which the Stockholders would otherwise be entitled to hereunder, such Escrow Shares to be retained by CPI in escrow for the period prescribed herein. At Closing, the Stockholders shall execute and deliver blank stock powers to be attached to certificates evidencing the Escrow Shares. Each of the Stockholders hereby grants to CPI a first lien and perfected security interest in the Escrow Shares and in all of the proceeds thereof, whether now or hereafter owned or acquired. The Stockholders further agree that CPI may cancel any shares of CPI Common Stock held hereunder having a Collateral Value equal to the amount of any Indemnified Loss. During the period such Escrow Shares are held hereunder by CPI, any dividends paid in respect thereto shall be retained by CPI subject to all of the provisions hereof governing the Escrow Shares; and, upon distribution of the Escrow Shares, all dividends paid and held in respect to such Escrow Shares shall be distributed therewith. Any Escrow Shares held by CPI hereunder may be voted by the registered owner thereof.

   SECTION 3.3 Third Party Claims. As soon as practicable, and in any event within such time as is required to avoid prejudice to the Stockholders, CPI will notify the Stockholders in writing of any claim received by it from any third person (a "Third Party Claim") the successful prosecution or assertion of which might reasonably be expected to result in an Indemnified Loss. Such notice shall, to the extent known, describe in reasonable detail the facts giving rise to or on which the Third Party Claim is based, the amount of such Third Party Claim, by whom such Third Party Claim has been made and the manner in which made. Within thirty (30) days after receipt of such notice, or such shorter period as is required to avoid prejudice in the defense of any Third Party Claim, the Stockholders (or any thereof) may elect to defend the Third Party Claim at their expense.

      (a) Defense of Claim. If any Stockholders elect to defend the Third Party Claim (the "electing Stockholders"), then the electing Stockholders shall do so with counsel of their choosing. If none of the Stockholders timely elect to defend the Third Party Claim, then CPI may undertake the defense thereof with counsel of its choosing. Thereafter, in either case, each of the Stockholders and CPI (and their respective counsel) shall timely provide to the other information as shall be reasonably required in order to keep the other apprised of the status and progress of the defense of such Third Party Claim. Each of CPI and the Stockholders agree to cooperate in the defense of such Third Party Claim and, regardless of which party undertakes the responsibility for defending such claim, the other party shall have the right to participate in such defense with its own counsel at its own cost.

      (b) Settlement of Claim. Unless the Third Party Claim is fully satisfied and discharged by the Stockholders' authorizing CPI to effect the cancellation of all the Escrow Shares, or such lesser number of Escrow Shares as possess a Collateral Value equal to the amount required to be paid in order to effect a complete release and discharge of CPI from any




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



liability in respect to the Third Party Claim, neither party shall compromise or settle any Third Party Claim, or consent to the entry of any judgment, without the prior written consent of the other party or parties. Subject to the foregoing, the right to defend a Third Party Claim shall include the right to settle or compromise the same.

   SECTION 3.4 Release of Escrow Shares.

      (a) Claim Regarding Import Duties. If, on or prior to that date which is one (1) year after the Closing Date, CPI has received, and given the Stockholders written notice of its receipt of, an assessment or claim by any taxing authority in respect to any Import Duties, CPI may retain in pledge and escrow such number of the Escrow Shares as shall possess a Collateral Value equal to the lesser of (i) Sixty Thousand Dollars ($60,000) or (ii) the amount of such assessment or claim. Such Escrow Shares shall be retained by CPI until resolution of such assessment or claim in accordance with the provisions of
Section 3.3, and any Escrow Shares not retained for such purposes shall be retained by CPI for the purposes set forth in Section 3.3(b) below.

      (b) Claim Regarding Breach. If, on or prior to that date which is two (2) years after the Closing Date, CPI has incurred an Indemnified Loss as a result of a Breach, or received a Third Party Claim which might result in a Breach, and given the Stockholders written notice of such Breach or Third Party Claim, CPI may retain in pledge and escrow such number of the Escrow Shares as shall possess a Collateral Value equal to the amount of such Indemnified Loss or Third Party Claim.

      (c) Release of Escrow Shares. If, on or prior to that date which is two
(2) years after the Closing Date, CPI has not incurred an Indemnified Loss or received a Third Party Claim in respect to any Breach and given the Stockholders written notice of such, then CPI shall release to the Stockholders the Escrow Shares possessing a Collateral Value in excess of the amount of any such Indemnified Loss or Third Party Claim of which such notice has been given. Any Escrow Shares which CPI is authorized to retain after that date which is two (2) years after the Closing Date may be retained by it until resolution of any dispute with respect to such Breach; and, thereupon, any of such Escrow Shares not required to reimburse CPI for any Indemnified Loss to which it is entitled shall be delivered to the Stockholders.

   SECTION 3.5 Disputes. CPI and the Stockholders agree to use good faith efforts to resolve any disputes regarding the existence of any Breach or Import Duties forming the basis for an alleged Indemnified Loss, or the amount thereof, and the release of any Escrow Shares by CPI to the Stockholders. If CPI and the Stockholders cannot agree to the resolution of a dispute regarding the same, then such dispute shall be resolved in accordance with the terms of this Agreement. In no event shall CPI be required to release any Escrow Shares during the pendency of a good faith dispute between the parties.





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                                   ARTICLE IV
                   PROVISIONS RELATING TO THE CPI COMMON STOCK

   SECTION 4.1 Legend on Certificates. Until registration of such shares, each certificate representing the shares of CPI Common Stock to be issued pursuant to the terms of this Agreement will bear substantially the following legend:

   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH LAWS.

   SECTION 4.2 Registration of CPI Common Stock. Within sixty (60) days after the Closing Date, CPI covenants and agrees that it will cause the preparation and filing of a registration statement on Form S-3 (the "Resale Registration Statement"), and to thereafter make effective as soon as practicable, with the Securities and Exchange Commission (the "SEC") and corresponding agencies of each State wherein such registration may be requested by the Stockholders for the purpose of registering the shares of CPI Common Stock. The Stockholders shall cooperate with CPI in good faith in the registration process, including by assisting in the preparation of any information or financial statements with respect to the Company required to be included in the Resale Registration Statement. All costs of preparing and filing the Resale Registration Statement will be borne by CPI. CPI shall also, at its cost, prepare and file with the SEC such amendments and supplements to such Resale Registration Statement and the prospectus used in connection therewith as may be necessary, and use its best efforts to cause such to become and remain effective until such time as the shares of CPI Common Stock are eligible for resale under applicable law.

      (a) Notification by Stockholders. Upon CPI's receipt of notification from any Stockholder of an intent to sell any of the shares of CPI Common Stock received in the Merger, CPI shall furnish to the notifying Stockholder such number of copies of the prospectus forming a part of the Resale Registration Statement (including any preliminary prospectus), in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of the shares of CPI Common Stock owned by the Stockholder.

      (b) Notification by CPI. CPI shall also notify the Stockholders, at any time when a prospectus relating to the shares of CPI Common Stock is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein not misleading in the light of the circumstances under which they were made insofar as same relate to CPI and, at the request of any Stockholder, prepare and




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

furnish to the Stockholder a reasonable number of copies of any supplement to or any amendment of such prospectus that may be necessary so that such prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

   SECTION 4.3 Restrictions on Transfer of CPI Shares.

      (a) Prior to Effective Date of Registration Statement. Each Stockholder hereby covenants and agrees that, during any time in which the Resale Registration Statement has not been declared effective by the SEC: (i) such Stockholder will not sell or offer to sell or otherwise transfer any of the shares of CPI Common Stock received hereunder in the absence of (x) an effective registration statement for such shares under the Securities Act, or (y) an opinion of counsel reasonably acceptable to CPI to the effect that such registration is not required; and (ii) CPI will not be obligated to recognize any purported transfer in violation of this Section, and, unless it elects to do otherwise, CPI may treat any such purported transfer as null, void, and of no effect.

      (b) After Registration Statement Becomes Effective. Each Stockholder hereby covenants and agrees that, for any period during which the Resale Registration Statement is effective, the Stockholders will not, unless otherwise consented to by CPI, sell or otherwise transfer more than an aggregate of fifty thousand (50,000) shares of CPI Common Stock during any consecutive thirty (30) day period.

                                    ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS

   The Company and the Stockholders hereby represent and warrant to CPI as follows:

   SECTION 5.1 Validity of Company Common Stock. The shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable; and were not issued in violation of any preemptive, subscription or other right of any Person (which term, as used in this Agreement, will be broadly construed to mean and include an individual, corporation, partnership, association, trust, unincorporated organization, governmental entity, other entity or group (as used in Section 13(d) of the Securities and Exchange Act of 1934, as amended)) to acquire securities of the Company.

   SECTION 5.2 Title to Stock. The Stockholders have good and marketable title to the shares of Company Common Stock registered in their respective names, and such shares, when transferred to CPI under this Agreement, will be free and clear of all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, security agreements or any other limitation, encumbrance or restriction of any kind, except for the security interest in favor of CPI with respect to the Escrow Shares. Each of the Stockholders are owners of three hundred (300) shares of Company Common Stock.




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

   SECTION 5.3 Charter and Bylaws. Attached hereto at SCHEDULE 5.3 is a true, complete, and correct copy of the certificate of incorporation and bylaws of the Company, as amended or restated to the date of this Agreement. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws and such certificates and bylaws remain in full force and effect.

   SECTION 5.4 Capitalization. The authorized capital stock of the Company consists of 2,000 shares of Company Common Stock, of which 1,200 shares are issued and outstanding. No shares of the capital stock of the Company are reserved for any purpose. Each of the outstanding shares of Company Common Stock is duly authorized, validly issued, and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of the Company subject to) any preemptive or similar rights under the certificate of incorporation or bylaws of the Company, federal or state securities laws, or any agreement to which the Company is a party or by which it is bound.

      (a) Other Rights. There are no options, warrants, or other rights, agreements, arrangements, or commitments of any charter to which the Company is a party or by which it is bound relating to the issued or unissued capital stock or other securities of the Company or obligating the Company to grant, issue, or sell any shares of its capital stock or other securities. There are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company, except that Bawcum has an agreement with the Company for compensation entitling him to receive a bonus based on the profits of the Company. There are no voting trusts, proxies, or other agreements or understandings to which the Company or any Stockholder is a party or by which the Company or any Stockholder is bound with respect to the voting of any shares of capital stock of the Company. The Stockholders are the record owners of all of the outstanding shares of Company Common Stock, and no other Person has any options, warrants, claims, or other rights, agreements or commitments, either from the Company or any Stockholder, to acquire any shares of Company Common Stock.

      (b) Transactions Relating to Stock. No dividends, distributions or stock repurchases have been made or are payable by the Company since December 31, 1997.

      (c) Equity Interests. The Company does not (a) directly or indirectly own, (b) have any agreement to purchase or otherwise acquire, or (c) hold any interest convertible into or exchangeable or exercisable for, any equity interest in any Person.

   SECTION 5.5 Authority. The Company and each Stockholder has full legal authority and capacity to execute and deliver this Agreement, to perform his/its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and each Stockholder, and constitutes the legal, valid, and binding obligations of the Company and the Stockholders, enforceable in accordance with its terms.

   SECTION 5.6 Affiliates. The Company has no Subsidiaries. "Subsidiary" means any corporation or other business entity, a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by the Company and/or one or more subsidiaries of the Company.

   SECTION 5.7 No Conflict. The execution and delivery of this Agreement by the Company and each of the Stockholders does not, and the consummation of the transactions contemplated hereby will not, (a) conflict with or violate the certificate of incorporation or bylaws, as amended or restated to the date of this Agreement, of the Company; or (b) result in any breach of or constitute a default (or an event that which, with notice or lapse of time or both, would become a default) under, or give to any other Person any rights of termination, amendment, acceleration, or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by or to which the Company or any of its properties are bound or subject.

   SECTION 5.8 Financial Statements. Attached hereto at SCHEDULE 5.8 are true, correct and complete copies of unaudited financial statements of the Company as of and for the fiscal years ended October 31, 1996 and 1997, and as of and for the five (5) months ended March 31, 1998, including balance sheets and statements of income, cash flows, and changes in stockholders' equity (collectively, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of the Company at the dates shown and the results of operations and cash flows for the periods covered in accordance with generally accepted accounting principles applied on a consistent basis. Except for liabilities reflected in the Financial Statements and those incurred in the ordinary course of business, the Company has no material liabilities of any sort, whether absolute or contingent, due or to become due, known or unknown, asserted or unasserted.

   SECTION 5.9 Absence of Certain Changes or Events. Since December 31, 1997, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice, and there has not been any change, effect, or condition that, individually or when taken together with all other such changes, effects, or conditions, would be materially adverse to the business, operations, assets, financial condition, results of operations or prospects of the Company.

   SECTION 5.10 Absence of Litigation. There is no claim, action, suit, litigation, proceeding, or arbitration of any kind, at law or in equity, including actions or proceedings seeking injunctive relief (collectively, "Litigation"), pending and, to the knowledge of any Stockholder, there is no Litigation or investigation threatened, against the Company or any properties or rights of the Company.

   SECTION 5.11 Compliance. To the knowledge of the Stockholders, the Company is not in conflict with or in default or violation of any law applicable to the Company or by or to which any of its properties are bound or to which they might be subject, the violation of which has, or might reasonably be expected to have, a material affect on the business, operations, assets, financial condition, results of operations or prospects of the Company. The Company has not received any written notice with respect to possible conflicts, defaults, or violations of laws from any governmental entity.

   SECTION 5.12 Taxes. All returns and reports ("Tax Returns") of or with respect to any Tax (as defined below) that are required to be filed by or with respect to the Company or its business or activities have been duly and timely filed. All items of income, gain, loss, deduction, and credit or other items required to be included in each such Tax Return have been included, and all information provided in each such Tax Return is true, correct, and complete. All Taxes that have been shown to be due on the Tax Returns have been timely paid in full. All withholding Tax requirements imposed on or with respect to the Company have been satisfied in full in all respects. No penalty, interest, or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax. There are no pending undisclosed audits, actions, proceedings, investigations, disputes, or claims with respect to or against the Company for or with respect to any Taxes. As used in this Agreement, the term "Tax" or "Taxes" means any and all taxes, charges, fees, levies, assessments, duties, or other amounts payable to any federal, state, local, or foreign taxing government, authority, or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer, and gains taxes; (ii) customs, duties, imposts, charges, levies, or other similar assessments of any kind; and (iii) interest, penalties, and additions to tax imposed with respect thereto.

   SECTION 5.13 Properties. The Company does not own any real estate. Except for liens arising in the ordinary course of business after the date of this Agreement and properties and assets disposed of in the ordinary course of business after December 31, 1997, the Company has good and marketable title, free and clear of all liens and adverse claims, to all of its properties and assets, whether tangible or intangible, reflected in the Financial Statements as being owned by the Company as of such date or purported to be owned on the date of this Agreement. All buildings and all fixtures, equipment, and other property and assets that are material to the business of the Company and are held under leases by the Company are held under valid instruments enforceable in all material respects by the Company in accordance with their respective terms. The properties and equipment of the Company (a) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted, and (b) are adequate for the uses to which they are being put and, following the consummation of the Merger and other transactions contemplated hereby, will have sufficient capacity to conduct the Company's business in the same manner and with the same prospects for profitability as such business is presently conducted.

   SECTION 5.14 Contracts and Customers. Except for agreements governing the bank loan secured by the guarantees of the Stockholders which are to be released at the Closing hereunder, none of the material contracts of the Company is terminable as the result of, or requires the consent or other approval of any other Person with respect to or as a result of, the transactions contemplated by this Agreement. The Company is in compliance in all material respects under all leases, licenses, agreements, contracts, permits, plans, and commitments by which any of its properties or assets is bound, and no event has occurred that constitutes a material violation or material breach of or a material default (with the passage of time or the giving of notice or both) in respect of any thereof, and each of the other parties thereto or bound thereby has performed all the material obligations required to be performed by it to date and is not in default thereunder. The Stockholders do not know or have reason to know that any material client or customer intends to terminate its relationship with the Company as a result of the Merger or any of the related transactions.

   SECTION 5.15 Investment Intent and Access. Each Stockholder hereby represents and warrants that (a) the shares of CPI Common Stock are not being acquired with a view to the resale or distribution of any part thereof in a manner which would violate the registration provisions of the Securities Act or any applicable state securities laws, (b) each Stockholder has received the Proxy Statement dated January 30, 1998 from CPI ("Proxy Statement"), and (c) each Stockholder has had sufficient access to the Company and its officers to ask questions related to such Proxy Statement and the Company's business and operations.

   SECTION 5.16 Information Supplied. Without limiting any of the representations and warranties contained in this Agreement, no representation or warranty of the Company or any Stockholder, as of the date of such representation, warranty or statement, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF CPI

   CPI hereby represents and warrants to the Stockholders as follows:

   SECTION 6.1 Organization and Capitalization of CPI. CPI has delivered to the Stockholders complete and correct copies of its Articles of Incorporation, as amended, and Bylaws, and current reports filed with the Securities and Exchange Commission. CPI is a Pennsylvania corporation duly organized and validly existing in good standing under the laws of Pennsylvania, with full corporate power and authority to carry on its business as and where conducted and to own and lease its properties and assets in the places where such properties and assets are now or will be owned or leased. CPI is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the Internal Revenue Code, as amended ("Code"). As of the date of this Agreement, the authorized capital stock of CPI consists of 20,000,000 shares of common stock, $0.01 par value per share, of which 16,900,000 shares are outstanding. All issued and outstanding shares of CPI capital stock are, and all shares of CPI Common Stock to be issued pursuant to this Agreement will be, validly authorized, duly issued, fully paid and nonassessable shares of CPI, and such shares have not been, or will not be, issued in violation of any preemptive or other rights of any Person. Except as described in the Proxy Statement provided to the Stockholders by CPI, CPI does not have outstanding any subscriptions, options, warrants or other arrangements or commitments obligating CPI to issue, deliver or dispose of, and it is not obligated to issue, deliver to dispose of, any shares of its capital stock or other securities.

   SECTION 6.2 Authority. CPI has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by CPI of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of CPI is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by CPI and, assuming the due authorization, execution and delivery of this Agreement by the Company and the Stockholders, constitutes the legal, valid, and binding obligations of CPI, enforceable in accordance with its respective terms.

   SECTION 6.3 No Conflict. The execution and delivery of this Agreement by CPI does not, and the consummation of the transactions contemplated hereby will not, conflict with or violate the certificate of incorporation or bylaws, as amended or restated to the date of this Agreement, of CPI or any material agreement to which CPI is a party or by which it is bound.

   SECTION 6.4 Resale Registration Statement. CPI is not aware of any fact that would prevent the filing or effectiveness of the Resale Registration Statement.

   SECTION 6.5 Quarterly Reports; Current Reports. CPI shall, between the date of this Agreement and the Closing Date, promptly provide the Stockholders with copies of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, filed with the SEC.

   SECTION 6.6 Information Supplied. Without limiting any of the representations and warranties contained in this Agreement, no representation or warranty of CPI, as of the date of such representation, warranty, or statement, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE VII
                         OTHER AGREEMENTS AND COVENANTS

   SECTION 7.1 Mutual Release by Company and the Stockholders. Effective upon the Closing, the Company, on the one hand, and the Stockholders on the other hand, for themselves and their respective heirs, executors, administrators, successors, and assigns, hereby fully and unconditionally release and forever discharge each other (and the employees, officers, directors, successors, and assigns of the other) from any and all actions, causes of action and claims arising from, or based upon, any act (including failure to act) or condition existing prior to the Closing Date, of every kind and nature whatsoever, whether or not now existing or known, relating in any way, directly or indirectly, to the Company or shares of the Company Common Stock, or to the conduct of business by, or the properties, rights and prospects of, the Company; provided that (x) all rights of the Stockholders to require the Company to pay for transaction costs as set forth in
Section 7.2 are hereby reserved, and (y) Bawcum reserves all rights to any accrued but unpaid compensation, reimbursements and benefits (to the extent not otherwise provided for in the Employment Agreement to be entered into by him with CPI at the Closing).

   SECTION 7.2 Transaction Costs. Each party will pay prior to the Closing all attorneys', accountants', finders', brokers', investment banking, and other fees, costs and expenses incurred by such party in connection with the preparation, negotiation, execution, and performance of this Agreement, or any of the transactions contemplated by this Agreement; provided that the Company shall pay an amount not exceeding Ten Thousand Dollars ($10,000) for the services of its or the Stockholders' attorneys and accountants payable in connection herewith; and, if not paid at or prior to Closing, CPI will cause the Company to pay same after the Closing, subject to the aforesaid limits.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

   SECTION 8.1 Conditions to Obligations of CPI. The obligations of CPI to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the absolute discretion of CPI, in whole or in part:

      (a) Each of the representations and warranties of the Company and the Stockholders contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

      (b) The Company and the Stockholders must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

      (c) All contractual and governmental consents, approvals, and notifications required must have been obtained or given.

      (d) Each of the required items set forth in Section 2.3 hereof must have been executed and delivered.

   SECTION 8.2 Conditions to Obligations of Company and Stockholders. The obligations of the Company and the Stockholders to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the absolute discretion of the Company and the Stockholders, in whole or in part:

      (a) Each of the representations and warranties of CPI contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

      (b) CPI must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

      (c) All contractual and governmental consents, approvals, and notifications must have been obtained or given.

      (d) Each of the required items set forth in Section 2.2 hereof must have been executed and delivered.

                                   ARTICLE IX
                                  MISCELLANEOUS

   SECTION 9.1 Survival. All representations and warranties made in or pursuant to this Agreement will survive the Closing, subject to the limitations set forth in Section 3.1(b) hereof. Each party agrees that no other party to this Agreement will be under any duty, express or implied, to make any investigation of any representation or warranty made by any other party to this Agreement and that no failure to so investigate will be considered negligent or unreasonable.

   SECTION 9.2 Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations under this Agreement, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

   SECTION 9.3 Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

   SECTION 9.4 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument.

   SECTION 9.5 Notices. All demands, notices, and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, delivered by a national overnight delivery service, telecopy or mailed by first class mail, postage prepaid, to the address of each party set forth on the signature page of this Agreement, which address is the principal place of business of such party unless otherwise indicated.

   SECTION 9.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated by any party hereto without the prior written consent of the other party. This Agreement is not intended to confer any rights or benefits to any Person other than the parties to this Agreement.

   SECTION 9.7 Entire Agreement. This Agreement contains the entire understanding of the parties relating to the subject matter hereof and supersedes all prior written or oral, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought.

   SECTION 9.8 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants under this Agreement, including, without limitation, failure to take all actions as are necessary on its part to consummate the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations under this Agreement. The parties hereby waive the requirement of posting of any bond to such court in connection with the issuance of injunctive relief hereunder.

   SECTION 9.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas, except to the extent that the laws of the Commonwealth of Pennsylvania and/or the State of Tennessee govern with respect to the Merger, and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with the substantive laws thereof without giving effect to conflict of law principles.

   SECTION 9.10 Remedies. Each party to this Agreement agrees that the parties shall have all of the rights provided for in Section 9.8 and otherwise provided for at law or equity, all such rights and remedies being cumulative, and that no election or exercise of any right or remedy will be deemed an exclusion of any other right or remedy; provided, however, that the sole remedy of CPI in respect to any action or claim initiated after the Closing shall be limited as set forth in Section 3.1 of this Agreement.


                            [Signature Page Follows]

   IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be duly executed as of the date first written above.

                            COLLEGIATE PACIFIC, INC.,
                            a Pennsylvania corporation


                            By: /s/ MICHAEL J. BLUMENFELD
                               ----------------------------------------------
                            Name:    Michael J. Blumenfeld
                            Title:   President
                            Address: 13950 Senlac, Suite 200
                                     Farmers Branch, Texas 75235


                            VANTAGE PRODUCTS INTERNATIONAL, INC.,
                            a Tennessee corporation

                            By: /s/ CARY W. BAWCUM
                               ----------------------------------------------
                            Name:    Cary W.Bawcum
                            Title:   President
                            Address: 4646 Poplar Avenue, Suite 228
                                     Memphis, Tennessee 38117-4434


/s/ CARY W. BAWCUM                        /s/ STANLEY GRABER
---------------------------------         -----------------------------------
CARY W. BAWCUM                            STANLEY GRABER
Address: 6848 Briarfield Lane             Address: 4646 Poplar Avenue, Suite 245
         Bartlett, TN 38135                        Memphis, TN 38117


/s/ JOEL W. BROWN                         /s/ FRANK A. JONES
---------------------------------         -----------------------------------
JOEL W. BROWN                             FRANK A. JONES
Address:  4646 Poplar Avenue, Suite 447   Address: 4646 Poplar Avenue, Suite 541
          Memphis, TN 38117                        Memphis, TN 38117

                                    EXHIBIT A

                               ARTICLES OF MERGER

                               ARTICLES OF MERGER
                                       OF
                      VANTAGE PRODUCTS INTERNATIONAL, INC.
                                  WITH AND INTO
                            COLLEGIATE PACIFIC, INC.

   We, Cary W. Bawcum, the duly elected President of Vantage Products International, Inc., a Tennessee corporation ("VPI"), and Michael J. Blumenfeld, the duly elected President of Collegiate Pacific, Inc., a Pennsylvania corporation ("CPI"), do hereby state on oath that the following information relating to the merger of VPI with and into CPI is true, correct, and complete to the best of our knowledge and belief:

                                    ARTICLE I
                               THE PLAN OF MERGER

   Section 1.01. The Merger. At the Effective Time (as defined in Section 1.03 hereof) in accordance with this Plan of Merger and Pennsylvania and Tennessee law, VPI shall be merged with and into CPI pursuant to this Plan of Merger, the separate existence of VPI shall cease, and CPI shall continue as the surviving corporation under the corporate name "Collegiate Pacific, Inc." CPI hereinafter may sometimes be referred to as the "Surviving Corporation."

      (a) The name and the location of the registered office, including street and number, of the Surviving Corporation in the Commonwealth of Pennsylvania is as follows: ___________________________________________________________________
________________________________________________________________________.

      (b) VPI has no registered office in the Commonwealth of Pennsylvania.

      (c) This Plan of Merger was adopted, for CPI, by its Board of Directors pursuant to the Pennsylvania Business Corporation Law, Section 1922; and, for VPI, by its Board of Directors and shareholders in accordance with the laws of the State of Tennessee applicable hereto.

   Section 1.02. Effect of the Merger. At the Effective Time, the effect of the Merger shall be that (i) the Surviving Corporation shall possess all the rights, privileges, and franchises possessed by each of CPI and VPI, (ii) all of the property and assets of whatsoever kind or description of each of CPI and VPI, and all debts due on whatever account to any of them, including subscriptions for shares or other choses in action belonging to any of them, shall be taken and be deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed, and (iii) the Surviving Corporation shall be responsible for all of the liabilities and obligations of each of CPI and VPI, as provided by applicable law, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations; but the liabilities of CPI and VPI, or of their shareholders, directors, or officers, shall not be affected, nor shall the rights of the creditors thereof, or of any persons dealing with such corporations be impaired, by the Merger, and any claim existing, or action or proceeding pending, by or against either of CPI or VPI may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against, or substituted, in place of CPI or VPI, as the case may be.

   Section 1.03. Consummation of the Merger, Effective Time. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the Commonwealth of Pennsylvania and the State of Tennessee these Articles of Merger. The "Effective Time" shall be 5:00 p.m., Memphis, Tennessee, time, on the date of such filings.

   Section 1.04. Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of CPI, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Pennsylvania law. The Bylaws of CPI, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation after the Effective Time until thereafter amended as provided therein and under Pennsylvania law. The directors and officers of CPI immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation after the Effective Time until their successors are elected and qualified.

   Section 1.05. Merger Consideration; Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of CPI, VPI, or the holder of any of the securities of such corporations:

      (a) Each share of the common stock of VPI, no par value ("VPI Stock"), issued and outstanding immediately prior to the Effective Time (all of the owners and holders of shares of VPI Stock having agreed hereto after being apprised of and waiving dissenters' rights in accordance with the requirements of applicable law) shall be canceled and extinguished and be converted into the right to receive Three Hundred and Thirty-Three and 1/3rd (333-1/3) shares of common stock of CPI, $0.01 par value per share ("CPI Stock"), such consideration being herein referred to as the "Merger Consideration".

      (b) No fractional shares of CPI Stock shall be issued as part of the Merger, and in lieu of fractional shares, the number of shares of CPI Stock which each holder of shares of VPI Stock shall receive, or have the right to receive, will be rounded to the nearest whole share.

      (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of VPI with respect to shares of VPI Stock issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of VPI Stock are presented to CPI or its transfer agent, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.06 and the following sections hereof.

      (d) Each share of CPI Stock outstanding immediately prior to the Effective Time shall continue as an identical share of the Surviving Corporation after the Effective Time; and the shareholders of CPI shall hold in the aggregate shares of the Surviving Corporation outstanding immediately after the Effective Time which are entitled to cast at least a majority of the vote entitled to be cast generally for the election of directors of the Surviving Corporation

   Section 1.06. Exchange of Certificates. From and after the Effective Time, all certificates representing shares of VPI Stock shall represent the right to receive shares of CPI Stock on the basis set forth above, upon the terms and conditions of this Plan of Merger, subject to applicable abandoned property, escheat, and similar laws. Upon delivery of certificates representing shares of VPI Stock to the transfer agent of CPI, CPI shall cause the transfer agent to issue certificates representing the requisite number of shares of CPI Stock for each share of VPI Stock represented by the certificates therefor properly delivered. Notwithstanding the foregoing, neither CPI's transfer agent nor any party hereto shall be liable to a holder of shares of VPI Stock for any of the Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat, and similar laws.

   Section 1.07. Rights of VPI Shareholders to Dividends. Holders of VPI Stock at the Effective Time shall be entitled to receive, subject to applicable abandoned property, escheat and similar laws, payment of dividends declared by CPI subsequent to the Closing Date, but delivery of payment of such dividends will not be required of CPI until such persons have delivered their certificates representing shares of VPI Stock in exchange for certificates representing shares of CPI Stock in accordance with the provisions of Section 1.06 above. Notwithstanding the foregoing, CPI shall not be liable to a holder of shares of VPI Stock for any such dividends delivered to a public official pursuant to any abandoned property, escheat and similar laws.

                                   ARTICLE II
                           APPROVAL OF PLAN OF MERGER

   Section 2.01. Approval by Board of Directors. The Plan of Merger incorporated herein has been adopted by the Board of Directors of each of VPI and CPI. The Board of Directors of CPI approved and adopted the Plan of Merger at a meeting held on May __, 1998; and the Board of Directors of VPI approved and recommended adoption of the Plan of Merger by the shareholders of VPI at a meeting held on May 5, 1998.

   Section 2.02. Approval by Shareholders.

      (a) Pursuant to the Pennsylvania Business Corporation Law, Section 1924(b)(1)(i), shareholder approval of the Plan of Merger was not required by the shareholders of CPI.

      (b) The Plan of Merger was approved by all the shareholders of VPI on May 5, 1998, by unanimous written consent. On the date of approval of the Plan of Merger, VPI's sole outstanding class of capital stock was common stock, no par value per share, each share of which was entitled to one vote, and One Thousand Two Hundred (1,200) shares of which were outstanding.

   Section 2.03 Approval by VPI. The foregoing Plan of Merger was authorized, adopted and approved by VPI in accordance with the laws of the State of Tennessee, being the jurisdiction in which VPI is incorporated.

   IN WITNESS WHEREOF, we have executed these Articles of Merger on May ___,
1998.

                                   VANTAGE PRODUCTS INTERNATIONAL, INC.

                                   By:
                                      -----------------------------------
                                       Cary W. Bawcum, President

                                   COLLEGIATE PACIFIC, INC.

                                   By:
                                      -----------------------------------
                                       Michael J. Blumenfeld, President

SCHEDULE 2.2(e): LIST OF GUARANTEES EXECUTED BY STOCKHOLDERS

       1. First Tennessee Bank National Association, Memphis, Tennessee [loan or line of credit]

       2. ATEC Athletic Training Equipment Company, 10 Greg St., Sparks, NV 89431, a former vendor

       3. GlobalCom, 111 Presidential Ave., Suite 125A, Bala Cynwyd, PA 19004-1005, attn: Adam Levin, the former long distance telephone supplier of VPI

         FILED
        RESERVED
  STATE OF TENNESSEE
                                C H A R T E R
1995 NOV - 1   PM 1:52
                                     O F
  SECRETARY OF STATE
                         VANTAGE PRODUCTS INTERNATIONAL
                       ----------------------------------

   The undersigned person(s) under the Tennessee Business Corporation Act adopt(s) the following charter for the above listed corporation:

1. The name of the corporation is VANTAGE PRODUCTS INTERNATIONAL, INC.
                                  ---------------------------------------------

-------------------------------------------------------------------------------.
[NOTE: Pursuant to Tennessee Code Annotated Section 48-14-101(a)(1), each corporation name must contain the word "corporation", "incorporated" or "company" or the abbreviation "corp.", "inc." or "co.".]

2. The number of shares of stock the corporation is authorized to issue is

   2000
-------------------------------------------------------------------------------.

3. (a) The complete address of the corporation's initial registered office in Tennessee is

   4646 Poplar Avenue Suite 447               Memphis            TN     38117
-------------------------------------------------------------------------------
Street Address                                 City             State, Zip Code
County of Shelby.
          ------
[NOTE: A street address, a zip code and the county are required by Tennessee Code Annotated Section 48-12-102(a)(3).]

   (b) The name of the initial registered agent, to be located at the address listed in 3(a), is

       Cary W. Bawcum
-------------------------------------------------------------------------------

4. The name and complete address of each incorporator is:

Cary W. Bawcum     4646 Poplar Ave. Suite 447 Memphis, TN               38117
-------------------------------------------------------------------------------
Name                               Address                             Zip Code

-------------------------------------------------------------------------------
Name                               Address                             Zip Code

-------------------------------------------------------------------------------
Name                               Address                             Zip Code

[NOTE: A street address and a zip code are both required by Tennessee Code Annotated Section 48-12-102(a)(5).]

5. The complete address of the corporation's principal office is:

   4646 Poplar Avenue, Suite 447   Memphis, TN/USA                      38117
-------------------------------------------------------------------------------
Street Address                      City    State/Country              Zip Code

[NOTE: A street address and a zip code are both required by Tennessee Code Annotated section 48-12-102(a)(5).]

6. The corporation is for profit.

7. Other provisions:

   [NOTE: Insert here any provision(s) desired and permitted by law. EXAMPLES: names and addresses of persons serving as the initial board of directors, business purpose(s) of the corporation, management or regulation of affairs of the corporation, provision limiting the personal liability of directors for monetary damages for breach of fiduciary duty, etc. See Tennessee Code Annotated Section 48-12-402(b).]

October 30, 1995                             /s/ CARY W. BAWCUM
------------------------------           ---------------------------------------
Signature Date                           Incorporator's Signature


                                              Cary W. Bawcum
                                         ---------------------------------------
                                         Incorporator's Name (typed or printed)

  [SEAL]
  SS-4417
(Rev. 5/89)                                                             RDA 1678

                                     BYLAWS

                                       OF

                       VANTAGE PRODUCTS INTERNATIONAL INC.

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

   SECTION 1.1 Annual Meeting. The annual meeting of the shareholders shall be held at such time and place, either within or without this State, as may be designated from time to time by the directors. Unless the time is otherwise specified by the directors, said meeting shall be held on the second Tuesday in April of each year, or as close thereto as practicable.

   SECTION 1.2 Special Meetings. Special meetings of the shareholders may be called by a majority of the board of directors, or by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting. The place of said meetings shall be designated by the directors. Only such business set forth in the notice of a special meeting shall be conducted thereat.

   SECTION 1.3 Notice of Shareholder Meetings. Written or printed notice, or oral notice as authorized by Tennessee Code Section 48-1-202(a), stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be (a) if oral, communicated in person or by telephone; or (b) if written, delivered either personally or by mail by or at the direction of the president, secretary, officer, or person calling the meeting to each shareholder entitled to vote at the meeting. Such notice shall be communicated not less than ten (10) days nor more than two (2) months before the date of the meeting. Written notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting, and shall be deemed delivered when actually received by the shareholder. Oral notice shall be effective when communicated. Upon the request of any shareholder, the secretary or other person shall certify that the notice required by this paragraph has been given.

   SECTION 1.4 Waiver of Notice. A shareholder may waive any notice required by the Tennessee Business Corporation Act, the Charter or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to notice and be filed in the minutes or corporate records. A shareholder's attendance at a meeting waives objection to
(a) lack of notice or defective notice of the meeting unless such shareholder objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless such shareholder objects to considering the matter when it is presented.

   SECTION 1.5 Quorum Requirements. A majority of the shares entitled to vote on the matter by the voting group (as defined in the Tennessee Business Corporation Act Section 48-11-201(29)) shall constitute a quorum of that voting group for the transaction of business on that matter. Once a share is present at a meeting for any purpose, it shall be deemed present for the remainder of the meeting for quorum purposes notwithstanding that the owner thereof shall be absent therefrom and, unless a new record date is set, for any adjournment of such meeting.

   SECTION 1.6 Adjournments. A meeting may be adjourned despite the absence of a quorum, and the meeting may be held as adjourned without further notice, except that notice shall be given to new shareholders becoming such before any new record date for the adjourned meeting. A new record date shall be required if the adjourned meeting is more than four (4) months after the date of the original meeting.

   SECTION 1.7 Voting and Proxies. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary or other officer or agent authorized to tabulate votes of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. When a quorum is present at any meeting, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the question is one upon which, by the laws of Tennessee, a larger or different vote is required, in which case such express provision shall govern the decision of such question.

   SECTION 1.8 Voting Subsidiary Stock. Stock in another corporation shall be voted as the board of directors prescribes.

                                   ARTICLE II
                               BOARD OF DIRECTORS

   SECTION 2.1 Qualification and Election. Directors need not be shareholders or residents of this State, but must be twenty-one (21) years of age. They shall be elected by a plurality of the votes cast at the annual meetings of the shareholders. Each director shall hold office until the next annual meeting of shareholders following his election, unless elected for a staggered or longer term. Despite expiration of the term of a director, such term shall continue until his successor has been elected and qualified, or the number of directors has been reduced.

   SECTION 2.2 Number. The number of directors shall be fixed from time to time by the shareholders, but shall never be less than the number required by law.

   SECTION 2.3 Meetings. No annual meeting of the board of directors shall be required to be held, but the board may designate intervals for regular meetings. Special meetings may be called at any time by the chairman of the board, president or a majority of the directors then serving. Meetings may also be held telephonically, and may be held by consent if all directors consent thereto and the number of directors whose vote in required in respect to such matter signs a written consent in favor of the action taken, which writing may be signed in counterparts.

   SECTION 2.4 Notice of Directors' Meetings. Regular meetings of the board of directors may be held without notice. Special meetings shall be held upon notice sent by any usual means of communication not less than two (2) days before the meeting. The notice shall specify the date, time and place of the meeting, but it shall not be necessary for the notice to describe the purpose of any special meeting.

   SECTION 2.5 Waiver of Notice. A director may waive any notice required by the Tennessee Business Corporation Act, the charter or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the director entitled to the notice and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless he objects at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacts business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

   SECTION 2.6 Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board, unless the vote of a greater number is required by the Charter, these bylaws, or by the laws of Tennessee.

   SECTION 2.7 Executive and Other Committees. The board of directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of one or more directors, and other committees consisting of one or more persons, who may or may not be directors, and may delegate to such committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the board of directors in the management of the affairs and property of the corporation.

   SECTION 2.8 Executive Compensation. All compensation payments to persons who are shareholders of the Corporation shall be approved by the directors, either in a regular or special meeting, or by otherwise evidencing their consent such as by signing the check representing payment.

   SECTION 2.9 Director Compensation. No director shall be entitled to compensation for his services as such unless approved by the shareholders; provided, however, the directors shall have authority to provide for reimbursements to directors of their direct expenses incurred as a consequence of their service as a director of the corporation.

                                   ARTICLE III
                                    OFFICERS

   SECTION 3.1 Number. The corporation shall have a president and a secretary, and such other officers as the board of directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary. Any officer so named, except the President, may appoint an assistant to serve in his absence.

   SECTION 3.2 Election and Term. The officers shall be elected by the board and shall serve until the expiration of the term for which he/she is elected, and thereafter until his/her successor has been elected and qualified.

   SECTION 3.3 Duties. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices and as the board of directors may from time to time provide. In addition, the corporate secretary shall be responsible for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

                                   ARTICLE IV
                      RESIGNATIONS, REMOVALS, AND VACANCIES

   SECTION 4.1 Resignations. Any director may resign at any time by delivering written notice to the board of directors, its chairman or the president, or the corporation. Any such resignation shall take effect when it is delivered unless the notice specifies a later effective date.

   SECTION 4.2 Removal of Officers. Any officer or agent may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

   SECTION 4.3 Removal of Directors. Any or all of the directors may be removed either with or without cause by a proper vote of the shareholders; and may be removed with cause by a majority vote of the entire board.

   SECTION 4.4 Vacancies. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.

                                    ARTICLE V
                                  CAPITAL STOCK

   SECTION 5.1 Stock Certificates. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such form as may be prescribed by the board of directors. Unless otherwise decided by the board, such certificates shall be signed by the president or vice president and the secretary or assistant secretary of the corporation.

   SECTION 5.2 Transfer of Shares. Shares of stock may be transferred on the books of the corporation by delivery and surrender of the proper certificate duly endorsed for transfer or accompanied by a duly executed assignment or stock power. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the corporation of his mailing address.

   SECTION 5.3 Loss of Certificates. In the case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe.

                                   ARTICLE VI
                                ACTION BY CONSENT

   Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting if all shareholders or directors consent to taking action without a meeting, and if the number of shareholders or directors that would be necessary to take the action at a meeting sign a written consent setting forth the action so taken.

                                   ARTICLE VII
                                   FISCAL YEAR

   The fiscal year of the corporation shall be the calendar year, or such other time as may be determined by the board of directors.

                                  ARTICLE VIII
                                      SEAL

   Unless otherwise determined by the board of directors, the corporation will not have a seal and, in any event, the failure to affix a corporate seal to any instrument executed by the corporation shall not affect the validity thereof.

                                   ARTICLE IX
                                 INDEMNIFICATION

   The corporation shall, to the full extent authorized or permitted by the laws of the State of Tennessee, indemnify any director, officer, agent or employee, or the estate of such person, who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, agent or employee of the corporation or served any other enterprise at the request of the corporation. The corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to such a proceeding in advance of final disposition of the proceeding if such advance payment is permissible under the Tennessee Business Corporation Act or other laws now in effect or hereafter enacted of the State of Tennessee.

                                    ARTICLE X
                              AMENDMENT OF BY-LAWS

   These Bylaws may be amended, added to, or repealed either by: (1) a vote of the holders of a majority of the corporation's outstanding shares entitled to vote in respect to any matter, or (2) a majority vote of the entire board of directors. Any change in the Bylaws made by the board of directors, however, may be amended or repealed by the shareholders.


                                      [END]